UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia (Address of principal executive offices)	23235-5153 (Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The Company entered into an Addendum to Employment Agreement with Charles H. Foster, Jr. dated as of December 9, 2005 (the “Foster Addendum”).  Mr. Foster is the Chairman of the Board of the Company.  The Foster Addendum amends the Employment Agreement with Mr. Foster dated as of January 1, 2005 to set forth necessary provisions to comply with Section 409A of the Internal Revenue Code, to provide for the payment of Mr. Foster’s 2005 bonus to be in cash only, and to correct a discrepancy in section 5(b)(ii)(B) between the textual and numerical description of a component of the benefit Mr. Foster will receive in the event he terminates employment without any reason during the Employment Period  and during the 30-day period immediately following the first anniversary of a Change of Control. The full text of the Foster Addendum is attached to this report as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Addendum to Employment Agreement, dated as of December 9, 2005, between the Company and Charles H. Foster, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: December 12, 2005	By: /s/ G. William Evans
G. William Evans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum to Employment Agreement, dated as of December 9, 2005, between the Company and Charles H. Foster, Jr.